Exhibit (3)(l)

PHOENIX CAPITAL GROUP HOLDINGS, LLC,

AS ISSUER

AND

UMB BANK, N.A.,

AS TRUSTEE

UNSECURED SUBORDINATED DEBT SECURITIES

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 20, 2024

to

INDENTURE

Dated as of August 25, 2023

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This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 20, 2024, between Phoenix Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), and UMB Bank, N.A., as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of August 25, 2023 (as amended or supplemented to the date hereof, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), between the Company and the Trustee, providing for the issuance by the Company from time to time of one or more series of Bonds (as defined in the Base Indenture);

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the (i) Series AA Bonds, (ii) Series AA-1 Bonds, (iii) Series BB Bonds, (iv) Series BB-1 Bonds, (v) Series CC Bonds, (vi) Series CC-1 Bonds, (vii) Series DD Bonds, (viii) Series DD-1 Bonds, (ix) Series EE Bonds, (x) Series EE-1 Bonds, (xi) Series FF Bonds, (xii) Series FF-1 Bonds, (xiii) Series GG Bonds, (xiv) Series GG-1 Bonds, (xv) Series HH Bonds, (xvi) Series HH-1 Bonds, (xvii) Series II Bonds, (xviii) Series II-1 Bonds, (xix) Series JJ Bonds and (xx) Series JJ-1 Bonds (each as defined below and, collectively, the “First Supplemental Indenture Bonds”);

WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture to the extent set forth herein to provide for the issuance and the terms of the First Supplemental Indenture Bonds; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement of the Company according to its terms have been done.

NOW, THEREFORE:

In consideration of the premises and the purchase of the First Supplemental Indenture Bonds by the Bondholders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Bondholders from time to time of the First Supplemental Indenture Bonds as follows.

ARTICLE 1

DEFINITIONS AND RELATIONSHIP WITH BASE INDENTURE

Section 1.01 Definitions.

Certain terms used principally in certain Articles hereof are defined in those Articles. Capitalized terms used but not defined in this Supplemental Indenture shall have the meaning ascribed to them in the Base Indenture. In the event of any conflict between any term defined in the Base Indenture and this Supplemental Indenture, the defined terms in this Supplemental Indenture shall govern and control.

“AA Bonds” and “AA-1 Bonds” are 9.5% one-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“Base Indenture” has the meaning assigned to it in the recitals hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“BB Bonds” and “BB-1 Bonds” are 10.5% three-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“CC Bonds” and “CC-1 Bonds” are 11.5% five-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“DD Bonds” and “DD-1 Bonds” are 12.5% seven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“EE Bonds” and “EE-1 Bonds” are 13.5% eleven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“FF Bonds” and “FF-1 Bonds” are 10.0% one-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“First Supplemental Indenture Bonds” has the meaning assigned to it in the recitals hereto. For purposes of the Indenture, all references to the bonds to be issued or authenticated upon transfer or replacement of or in exchange for First Supplemental Indenture Bonds shall be deemed to refer to First Supplemental Indenture Bonds.

“GG Bonds” and “GG-1 Bonds” are 11.0% three-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“HH Bonds” and “HH-1 Bonds” are 12.0% five-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“II Bonds” and “II-1 Bonds” are 13.0% seven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“Indenture” has the meaning assigned to it in the recitals hereto.

“JJ Bonds” and “JJ-1 Bonds” are 14.0% eleven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“Supplemental Indenture” has the meaning assigned to it in the preamble hereto.

“Trustee” has the meaning assigned to it in the recitals hereto, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving thereunder.

Section 1.02 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. Except as supplemented hereby, all other terms of the Base Indenture will apply to the First Supplemental Indenture Bonds.

ARTICLE 2

THE BONDS

Section 2.01 Establishment and Form.

(a) There is hereby established twenty new series of Bonds (i.e., the First Supplemental Indenture Bonds) to be issued under the Base Indenture, to be designated as the (i) Series AA Bonds, (ii) Series AA-1 Bonds, (iii) Series BB Bonds, (iv) Series BB-1 Bonds, (v) Series CC Bonds, (vi) Series CC-1 Bonds, (vii) Series DD Bonds, (viii) Series DD-1 Bonds, (ix) Series EE Bonds, (x) Series EE-1 Bonds, (xi) Series FF Bonds, (xii) Series FF-1 Bonds, (xiii) Series GG Bonds, (xiv) Series GG-1 Bonds, (xv) Series HH Bonds, (xvi) Series HH-1 Bonds, (xvii) Series II Bonds, (xviii) Series II-1 Bonds, (xix) Series JJ Bonds and (xx) Series JJ-1 Bonds. The First Supplemental Indenture Bonds shall be deemed “Bonds” for all purposes under the Indenture.

(b) The First Supplemental Indenture Bonds and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A hereto. The Bonds may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication.

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(c) The terms and provisions contained in the First Supplemental Indenture Bonds will constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

ARTICLE 3

REDEMPTION OF BONDS

Section 3.01 Optional Redemption.

The Company may elect to prepay First Supplemental Indenture Bonds as provided for in Article III of the Base Indenture.

Section 3.02 Redemption at Option of Holder.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Bonds.

ARTICLE 4

COVENANTS

The First Supplemental Indenture Bonds shall be subject to the covenants included in Article IV and Article X of the Base Indenture.

ARTICLE 5

SUBORDINATION

The First Supplemental Indenture Bonds shall be subject to the subordination provisions contained in Article XIII of the Base Indenture.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Governing Law.

THE INTERNAL LAW OF THE STATE OF DELAWARE WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE BONDS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 6.02 Successors.

All agreements of the Company in this Supplemental Indenture and the First Supplemental Indenture Bonds will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 6.03 Severability.

In case any provision in this Supplemental Indenture or in the First Supplemental Indenture Bonds is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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Section 6.04 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 6.05 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date set forth above.

PHOENIX CAPITAL GROUP HOLDINGS, LLC
as Issuer
By:	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Its:	Manager

UMB BANK, N.A.
as Trustee
By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A

Form of Bond

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS BOND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

PHOENIX CAPITAL GROUP HOLDINGS, LLC

[●]% Unsecured Series [●] Bond1

No. of Bonds: [●]

Principal Amount of Bonds: $[●]

PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company (the “Company”), for value received, promises to pay to [●] (the “Bondholder”), the principal sum of up to $[●] on the Maturity Date (as defined herein).

Interest Payment Dates: Monthly payments occurring on the 10th day of each month, or if any such day is not a business day, the next business day, until the Series [●] Bonds (the “[●] Bonds”) represented by this Certificate of bond are no longer outstanding.

Interest Distribution: The [Company will pay simple interest to the Bondholder monthly through cash distributions. At the Maturity Date, the Bondholder will receive the principal]2/ [[●]-1 Bonds will earn interest compounded monthly and not pay monthly cash distributions. At maturity, the Company will pay the entirety of accrued interest and principal to the Bondholder]2. The Company shall pay interest on overdue interest, principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Bonds.

Record Dates: The last day of each month.

Maturity Date: The [●] anniversary of the date of issuance.

Reference is made to the further provisions of this Certificate contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed manually or by facsimile by its duly authorized officer.

Dated:

PHOENIX CAPITAL GROUP HOLDINGS, LLC,
a Delaware limited liability company
By:
Name:	Lindsey Wilson
Its:	Authorized Signatory

[1]

Series AA and AA-1 Bonds to reflect 9.5% interest rate and one-year maturity. Series BB and BB-1 Bonds to reflect 10.5% interest rate and three-year maturity. Series CC and CC-1 Bonds to reflect 11.5% interest rate and five-year maturity. Series DD and DD-1 Bonds to reflect 12.5% interest rate and seven-year maturity. Series EE and EE-1 Bonds to reflect 13.5% interest rate and eleven-year maturity. Series FF and FF-1 Bonds to reflect 10.0% interest rate and one-year maturity. Series GG and GG-1 Bonds to reflect 11.0% interest rate and three-year maturity. Series HH and HH-1 Bonds to reflect 12.0% interest rate and five-year maturity. Series II and II-1 Bonds to reflect 13.0% interest rate and seven-year maturity. Series JJ and JJ-1 Bonds to reflect 14.0% interest rate and eleven-year maturity.

[2]	Series AA, BB, CC, DD, EE, FF, GG, HH, II and JJ Bonds only.
[3]	Series AA-1, BB-1, CC-1, DD-1, EE-1, FF-1, GG-1, HH-1, II-1 and JJ-1 Bonds only.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bonds are [●]% Unsecured Series [●] Bonds described in the within-mentioned Indenture.

Dated:

UMB Bank, N.A., as Trustee

By:
Name:
Its:	Authorized Signatory

(Reverse of Bond)

[●]% Unsecured Series [●] Bonds due

This Certificate of Bond is governed by that certain indenture by and between UMB Bank, N.A. (the “Trustee”) and the Company, dated as of August 25, 2023 (as amended or supplemented from time to time, including the that certain First Supplemental Indenture, dated as of August 20, 2024, the “Indenture”), relating to the offer of the bonds governed thereby by the Company. Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to above, unless otherwise indicated.

SECTION 1. Interest. [The Company promises to pay]1/[In accordance with the second paragraph of this Section 1,]2 interest on the principal amount of the [●] Bonds represented by this certificate [at]1/[shall accrue and compound at a rate of]2 [●]% per annum from the date of issuance, up to but not including the last day of the [●] anniversary of the issuance date (the “Maturity Date”) subject to the Company’s option to extend the maturity date of all or any portion of the [●] Bonds, including all or any portion of any series thereof, for up to two additional one-year periods in the Company’s sole discretion. With respect to the maturity or extension thereof of the [●] Bonds, the Company will send to the Bondholder, the Trustee and the Paying Agent (if not the Company) written notice, no more than 210 days and no less than 60 days prior to the Maturity Date for the [●] Bonds, notifying the Bondholder of the [●] Bonds’ pending maturity and that the maturity of the Bonds will or will not be extended, as applicable; provided, that the Company may elect to extend or not extend the [●] Bonds by providing notice as described above at any time prior to the date that is 60 days prior to the Maturity Date (as may have been previously extended) regardless of any election contained in a prior notice to the Bondholder. For the avoidance of doubt, to the extent the Company fails to provide the Bondholder, the Trustee and the Paying Agent (if not the Company) written notice of its election to extend the Maturity Date as described above prior to the date that is 60 days prior to the Maturity Date (as may have been previously extended), the Company shall pay all amounts due under the [●] Bonds represented by this certificate on the Maturity Date (as may have been previously extended).

[For [●]]2/ [The [●]-1]3 Bonds [will earn interest compounded monthly and not pay monthly cash distributions. At maturity]2, the Company will pay [interest due on the Bonds in equal monthly installments on the Interest Payment Dates, or if any such day is not a business day, the next business day]1/ [the entirety of accrued interest and principal to the Bondholder]2. The Company shall pay interest on overdue [interest,]1 principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Bonds.

SECTION 2. Method of Payment. The Company will pay [the principal and]3 interest on the [●]2/ [Series [●]-1]3 Bonds to the Persons who are Bondholders at the close of the [Record Date, even if such [●] Bonds are canceled after such Record Date and on or before such Interest Payment]2/[Maturity]3 Date. The [●] Bonds will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Company shall pay principal, premium, if any, and interest on the [●] Bonds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest on the [●] Bonds will be payable at the office or agency of the Company maintained for such purpose except that, at the option of the Company, the payment of interest may be made by check mailed to the Bondholders at their respective addresses set forth in the Bond Register. Until otherwise designated by the Company, the Company’s office or agency will be the Company’s principal place of business.

SECTION 3. Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change the paying agent or registrar without notice to the Bondholders but with written notice to the Trustee. Except as provided in the Indenture, the Company or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Company has issued the [●] Bonds under the Indenture. The terms of the [●] Bonds include those stated in the Indenture. The [●] Bonds and Bondholders are subject to all such terms. To the extent any provision of this Certificate conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Prepayment at Option of the Company. The Company may prepay the [●] Bonds, in whole or in part, at any time without penalty. Any prepayment of [●] Bonds will be in an amount equal to the then outstanding principal on the [●] Bonds being prepaid, plus any accrued but unpaid interest on such [●] Bonds. If the Company elects to prepay the [●] Bonds, the Company will, or cause the Paying Agent to, give notice of prepayment not less than 5 days nor more than 60 days prior to any prepayment date to each Bondholder being prepaid at such Bondholder’s address appearing in the Bond Register. In the event the Company elects to prepay less than all of the [●] Bonds, the particular [●] Bonds to be prepaid will be selected by the Company in its sole discretion.

SECTION 6. Denominations, Transfer Exchange. The Bonds are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Bonds may not be transferred without the

[2]	Series AA, BB, CC, DD, EE, FF, GG, HH, II and JJ Bonds only.
[3]	Series AA-1, BB-1, CC-1, DD-1, EE-1, FF-1, GG-1, HH-1, II-1 and JJ-1 Bonds only.

Company’s written consent. be registered and Bonds may be exchanged as provided in the Indenture. The Bond Registrar and the Trustee may require a holder of Bonds, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder of Bonds to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Bond Registrar are not required to transfer or exchange any Bonds selected for redemption. Also, the Company and the Bond Registrar are not required to transfer or exchange any Bonds for a period of 15 days before a selection of Bonds to be redeemed.

SECTION 7. Persons Deemed Owners. The registered holder of a Bond may be treated as its owner for all purposes.

SECTION 8. Amendment, Supplement and Waiver. Any amendment, supplement or waiver of the terms of the Indenture or the Bonds will be provided in accordance with Articles VI, VIII and IX of the Indenture, as applicable.

SECTION 9. Successor Entity. Except with respect to those mergers and sales expressly permitted by Article X of the Indenture, nothing contained in this [●] Bond shall permit any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall permit any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other Person or entity (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same.

SECTION 10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the holders of not less than a majority of the then outstanding Bonds may declare the principal of, premium, if any, and accrued interest on the Bonds to be due and payable immediately in accordance with the provisions of Section 6 of the Indenture. If an Event of Default occurs and is continuing, the Bonds will continue to accrue interest at the applicable rate for the Bonds. Holders of Bonds may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations in the Indenture, holders of a majority of the then outstanding Bonds may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Bonds notice of any continuing Default if it determines that withholding notice is in their best interest. The holders of a majority of the Bonds then outstanding by notice to the Trustee may on behalf of the holders of all of the Bonds waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Bond as specified in Section 6.

SECTION 11. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Bonds or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Bonds, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Bonds.

SECTION 12. Subordination. This [●] Bond is subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Bondholder by accepting a [●] Bond agrees to such subordination and authorizes the Trustee to give it effect.

SECTION 13. Miscellaneous Provisions.

(a)	Governing Law. This [●] Bond shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(b)

Effect on Successors and Assigns. All the covenants, stipulations, promises and agreements in this Bond contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

(c)

Acts by Successor. Any act or proceeding by any provision of this [●] Bond authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

(d)

Notices. Except as otherwise expressly provided herein any notice or demand that by any provision of this Bond is required or permitted to be given or served by the Bondholders to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: c/o 18575 Jamboree Road, Suite 830, Irvine, CA 92612.

(e)

Treatment of Bonds as Debt. It is intended that the [●] Bonds will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this [●] Bond shall be interpreted to further this intention.

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